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                                                                      Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this 8-K filing.



Detroit, Michigan                       /s/  Arthur Andersen LLP
January 7, 2000                        ------------------------
                                             Arthur Andersen LLP